Exhibit 99.2

[Yak Logo]

NEWS RELEASE

YAK ANNOUNCES PURCHASE OF NEXT GENERATION

TECHNOLOGY AND JOINT VENTURE AGREEMENT

WITH CONVENXIA LIMITED

TORONTO, June 25, 2003—Yak Communications (USA), Inc. (NASDAQ:YAKC), a provider of international long distance discount services to residential and business customers, announced today that its wholly-owned subsidiary Yak Communications (Canada) Inc., has purchased a full suite of ‘next generation’ technology software and entered into a joint venture agreement with Convenxia Limited. This software was developed by Consortio Inc. and Convenxia Limited (www.convenxia.com) and their partners including Computer Associates, and is currently being used by several major international businesses in industries ranging from travel to electronics.

“We believe this transaction will have two major benefits to our company,” said Charles Zwebner, President and CEO. “First, it will allow us to more expediently pursue our vision of delivering next generation telephony services all through one broadband connection and a single billing platform. These ‘broadband telephony services’ will include local line service, long distance voice and data services, and high speed internet. Our cost of providing these services will be a fraction of today’s costs.

“Second, we will also be able to offer our customers a full range of back office applications and feature rich value-added services over the same broadband connection. This will give YAK, and its enterprise customers, an additional edge over competitors. We intend to offer these services to our core 550,000 residential customers, in addition to the 3,800 SME enterprise customers and 38 large enterprise customers (including FedEx, GE Capital, Thomas Cook, and Hoffman-La Roche), which we are acquiring upon the closing of the previously announced purchase of Contour/Argos from AT&T Canada Inc. which is scheduled to close early next month.

“We believe this transaction is key to our medium and longer term growth strategies because it will allow us to provide high-quality, low-cost, next generation technology to our growing residential and enterprise customer base and hence continue to grow revenues and profits yielding increased value to our shareholders,” added Zwebner.

“We are equally excited about this transaction,” said Raymond Cheng, President and CEO of Convenxia. “After investing the past few years in development and market testing of our utility computing service offerings, we look forward to this joint venture with a committed partner like YAK, who not only shares the vision of innovation and high-quality service for their customers, but has the ability, infrastructure and resources to deliver unique and market defining solutions to the enterprise customer. We look forward to working with YAK.”

ABOUT YAK COMMUNICATIONS INC.

YAK Communications (USA), Inc. (the “Company”) (NASDAQ: YAKC) was incorporated in December 1998 in Florida with the objective of providing international long distance discount services to both business and residential customers. The Company specializes in offering these services to consumers by way of a dial-around (known as “10-10”). The Company is a facilities based reseller which utilizes its own switching systems. Visit www.yak.com

Statements contained in this news release not strictly historical are forward looking within the meaning of the safe harbor clause of the Private Securities Litigation Reform Act of 1995. The Company makes these statements based on information available to it as of the date of this News Release and assumes no responsibility to update or revise such forward-looking statements.

Editors and investors are cautioned that forward-looking statements invoke risk and uncertainties that may cause the Company’s actual results to differ materially from such forward-looking statements. These risks and uncertainties include, without limitation, demand for the Company’s services, competition from larger and/or more experienced telecommunications providers, the Company’s ability to continue to develop its market, general economic conditions, government regulation, and other factors that may be more fully described in the Company’s literature and periodic filings with the Securities and Exchange Commission.

News Media Contacts:	Investor Contact:

David Eisenstadt/Eli Schuster	Larry Turel

The Communications Group Inc.	YAK Communications (USA), Inc.
416-696-9900	(954) 938-8391 ext. 132
deisenstadt@tcgpr.com/eschuster@tcgpr.com	larry@yak.com